Exhibit 3.1

                       DONALDSON, LUFKIN & JENRETTE, INC.

                            Secretary's Certificate

      I, Marjorie S. White, Secretary of Donaldson, Lufkin & Jenrette, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that:

      (a) attached hereto as Exhibit A is a true and complete copy of the Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware filed on May 25, 1999. There has been no amendment of the Restated Certificate of Incorporation of the Corporation since May 25, 1999. I know of no proceeding for the amendment or modification of or for any other change in such Restated Certificate of Incorporation or for the dissolution or liquidation of the Corporation or threatening its existence and, to the best of my knowledge, the Corporation is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Delaware and is in good standing in that state;

      (b) attached hereto as Exhibit B is a true and complete copy of the Corporation's Bylaws, as amended and in effect at all times since May 14, 1998;

      (c) attached hereto as Exhibit C is a true and complete copy of a resolution duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on the 14th day of May, 1998, and that such resolution is still in full force and effect;

      (d) attached hereto as Exhibit D is a true and complete copy of resolutions duly adopted by the Operating Committee of the Corporation by unanimous written consent dated May 26, 1999, and that such resolutions are still in full force and effect; and

      (e) attached hereto as Exhibit E is a list of the duly elected officers of the Corporation who have been designated to act on behalf of the Corporation pursuant to the resolutions attached hereto and that the signatures appearing opposite each such person's name is the true and correct signature of such person.

      IN WITNESS WHEREOF, I have hereunto set my hand and impressed the seal of the Corporation as of this 28th day of May, 1999.

                                        /s/ Marjorie S. White
                                        ---------------------
                                        Marjorie S. White
                                        Secretary

I, Charles J. Hendrickson, Senior Vice President and Treasurer of Donaldson, Lufkin & Jenrette, Inc., hereby certify that Marjorie White, whose genuine signature appears above, is, and has been at all times since August 25, 1997, a duly elected, qualified and acting Secretary of Donaldson, Lufkin & Jenrette, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 28th day of May, 1999.

                                        /s/ Charles J. Hendrickson
                                        -----------------------------------
                                        Charles J. Hendrickson
                                        Senior Vice President and Treasurer

                                State of Delaware

                        Office of the Secretary of State     PAGE 1

                   ------------------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "DONALDSON, LUFKIN & JENRETTE, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF MAY, A.D. 1999, AT 8 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                                    /s/ Edward J. Freel
                             [SEAL]          -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

0543420     B100                                       AUTHENTICATION:   9763254

991206512                                                        DATE:  05-25-99

                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:00 AM 05/25/1999
                                                          991206512 - 0543420

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       DONALDSON, LUFKIN & JENRETTE, INC.

      Donaldson, Lufkin & Jenrette, Inc a corporation organized and existing under the laws of the State of Delaware, hereby certifies as flows:

      1. The name of the corporation is Donaldson, Lufkin & Jenrette, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was October 20, 1959.

      2. This amended and Restated Certificate of Incorporation has been duly adopted and proposed to the stockholders of the Corporation by the Board of Directors of the Corporation, and has been approved and adopted by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      3. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

      4. The text of the Certificate of Incorporation is hereby restated and further amended to read in its entirety as hereinafter set forth:

      FIRST: The name of the Corporation is DONALDSON, LUFKIN & JENRETTE, INC.

      SECOND: The principal office of the Corporation in the State of Delaware is located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle, 19081. The name and address of the Corporation's resident agent is The Corporation Trust Company, No. 1209 Orange Street. Wilmington, Delaware, 19801.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stocks which the Corporation shall have the authority to issue is 1,500,000,000 shares of Common Stock par value $0.10 per share (the "Common Stock"). And 50,000,000 shares of Preferred Stock par value $0.01 per share (the "Preferred Stock").

      Section A. Provisions Relating to Common Stock

      1. Issuance of Common Stock in Series: Designation: Re-Classification. Subject to the provisions of Section B of this Article FOURTH and provisions of law, the Corporation shall have the authority to issue shares of Common Stock in multiple series. The total number of shares of Common Stock which the Corporation shall have the authority to issue shall be 1,500 million. One series of Common Stock shall be designated as Donaldson, Lufkin & Jenrette. Inc. DLJ Common Stock par value $0.10 per share ("DLJ Common Stock"). The second series of Common Stock shall be designated as Donaldson, Lufkin & Jenrette, Inc. DLJdirect Common Stock par value $0.10 per share. ("DLJdirect Common Stock"). When the filing of this amended and restated certificate of incorporation becomes effective, each share of Common Stock outstanding immediately prior thereto shall thereupon automatically be re-classified as one share of DLJ Common Stock (and outstanding certificates that had therefore represented shares of Common Stock shall thereupon represent an equivalent number of DLJ Common Stock despite the absence of any indication thereon to that effect.

      The total number of shares of DLJ Common Stock which the Corporation shall have the authority to issue shall initially be 500 million and the total number shares of DLJdirect Common Stock which the Corporation shall have the authority to issue shall initially be 500 million. The numbers of authorized shares of any class or series of Common Stock of the Corporation may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors. The Board of Directors shall have the authority to designate, prior to the time of the first issuance of the DLJdirect Common Stock, the number which, immediately prior to such first instance, will constitute the Number of Shares Issuable with Respect to DLJ's Retained Interest in DLJdirect and any other terms which are consistent with applicable law and the provisions of this Article Fourth. The voting powers, preferences and relative participating, optional or other special rights of the DLJ Common Stock and DLJdirect Common Stock, and the qualifications and restrictions thereon, shall be as set forth in this Section A.

      The Board of Directors (or such committee of the Board of Directors as the Boards of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more additional series of Common Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each series of Common Stock and the number of shares consulting each such series, and to increase or decrease the number of shares of any such series to the extent by the General Corporation Law of the State of Delaware, as amended from time to time.

      2. Dividends. Subject to any preferences and relative, participating, optional or other special rights of any outstanding class of series of preferred stock of the Corporation and any qualifications or restrictions on any class of Common Stock created thereby, dividends may be declared and paid upon any series of Common Stock, upon the terms with respect to each such series, and subject to the limitations provided for below in this Section (A)(2), as the Board of Directors may determine.

      (a) Dividends on any series of Common Stock may be declared and paid only out of the lesser of (i) the funds of the Corporation legally available therefor and (ii) the Available Dividend Amount for the Group to which such series of Common Stock relates.

      (b) Discrimination in Dividends between Series of Common Stock. The Board of Directors, subject to the provisions of Section (A)(2)(a), may at any time declare and pay dividends exclusively on a single series of Common Stock or on one or more series of Common Stock, in equal or unequal amounts, notwithstanding the relative amounts of the Available Dividend Amount with respect to any Group, the amount of dividends previously declared on any series, the respective voting or liquidation rights of any series or any other factor.

      (c) Share Distributions. Except as permitted by section (A)(3), the Board of Directors may declare and pay dividends or distributions of shares of any series of Common Stock (or securities convertible into or exchangeable or exercisable for shares of any series of Common Stock) on shares of a series of Common Stock or on shares of a class or series of preferred stock of the Corporation only as follows.

            (i) dividends or distributions of shares of a series of Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of Common Stock) on shares of the same series of Common Stock or on shares of preferred stock attributed to the same Group to which such series of Common Stock relates: and

            (ii) dividends or distributions of shares of a series of Common Stock other than DLJ Common Stock (or securities convertible into or exchangeable or exercisable for shares of a series of Common Stock other than DLJ Common Stock) on shares of DLJ Common Stock or on shares of preferred stock attributed to DLJ but only if the sum of (1) the number of shares of the series of Common Stock to be so issued (or the number of such shares which would be issuable upon conversion exchange or exercise of any securities to be so issued ) and (2) the number of shares of such series of Common Stock which are issuable upon conversion, exchange or exercise of any securities then outstanding that are attributed to DLJ is less than or equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

      For purposes of this Section (A)(2)(c), any outstanding securities that are convertible into or exchangeable or exercisable for any other securities which are themselves convertible into or exchangeable or exercisable for any series of Common Stock (or other securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such securities.

      3. Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Group; Exchange of DLJ Common Stock for DLJdirect Common Stock at the Option of the Corporation, Exchange of a Series of Common Stock for Stock of a Subsidiary at the Option of the Corporation. (a)(i) in the event of a Disposition (other than an Exempt Disposition), the Corporation shall, on or prior to the 85th Trading Day after the Disposition Date, provided that the funds of the Corporation are legally available therefor, either:

            (x) declare and pay a dividend to holders of the series of Common Stock that relates to the Group that consummated such Disposition (in cash, securities (other than Common Stock) or other property, or a combination thereof), subject to the limitations on dividends set forth under Section (A)(2) of this Article FOURTH, in an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the record date for such dividend) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition;

            (y) redeem from holders of the series of Common Stock that relates to the Group that consummated such Disposition, in exchange for cash, securities (other than Common Stock) or other property (or a combination thereof) in an amount equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the redemption date) and the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such series of Common Stock (unless such Disposition involves substantially all (but not all) of the assets attributed to such Group, in which case, a number of shares of such series of Common Stock (rounded, if necessary, to the nearest whole number) having an aggregate average Market Value during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition Date, equal to such amount); or

            (z) issue, in exchange for such outstanding share of the series of Common Stock that relates to the Group that consummated such Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period beginning on (and including) the 16th Trading Day immediately following the Disposition
      Date).

      (ii) At any time within one year after completing any dividend or partial redemption pursuant to (x) or (y) of the preceding sentence, the Corporation may issue, in exchange for each remaining outstanding share of the series of Common Stock that relates to the Group that consummated the applicable Disposition, a number of shares of a series of Common Stock that does not relate to that Group (calculated to the nearest five decimal places) having an aggregate value equal to 110% of the value of a share of the series of Common Stock that relates to that Group (where in each case value is based on the average Market Value of a share of the relevant series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the relevant series).

      (iii) For purposes of this Section (A)(3), if a Group consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

      (b) Optional Exchange of DLJ Common Stock for DLJdirect Common Stock. The Board of Directors may, at any time, declare that each outstanding share of DLJdirect Common Stock shall be exchanged, as of the exchange date described below, for a number of fully paid and nonassessable shares of DLJ Common Stock having an aggregate value (calculated to the nearest five decimal places) equal to the percentage of the aggregate value of an outstanding share of DLJdirect Common Stock (the "Applicable Percentage") specified for the applicable date of exchange below (where in each case value is based on the average Market Value of a share of DLJ Common Stock compared to the average Market Value of DLJdirect Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of the DLJdirect Common Stock).

                           The Applicable Percentage

If the Exchange date Falls during the              Percentage Specified for such
     Period Indicated Below                                     Period
-------------------------------------              -----------------------------
First Quarter ...........................                     125%
Second Quarter ..........................                     124.166667%
Third Quarter ...........................                     123.333333%
Fourth Quarter ..........................                     122.5%
Fifth Quarter ...........................                     121.666667%
Sixth Quarter ...........................                     120.833333%
Seventh Quarter .........................                     120%
Eighth Quarter ..........................                     119.166667%
Ninth Quarter ...........................                     118.333333%
Tenth Quarter ...........................                     117.5%
Eleventh Quarter ........................                     116.666667%
Twelfth Quarter .........................                     115.833333%
After Twelfth Quarter ...................                     115%

      For purposes of the foregoing chart, (x) the first "Quarter" is the period from and including the date of first issuance of shares of DLJdirect Common Stock to but excluding the third month anniversary of such date (provided that, if the date of first issuance of shares of DLJdirect Common Stock is the 29th, 30th or 31st day of any month, the first "Quarter" will be the period from and including such date of first issuance to but excluding the third month anniversary of the first day of the month immediately following the month in which such date of first issuance falls) and (y) each subsequent "Quarter" is the period from and including the day after the end of the prior Quarter to but excluding the third month anniversary of such day.

      However, if a Tax Event has occurred, the Applicable Percentage shall equal 110% irrespective of whether the exchange occurs within three years. "Tax Event" means the receipt by the Corporation of an opinion of tax counsel experienced in such maters, who shall not be an officer or employee of the Corporation or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (including any announced proposed change by an administrative agency in such regulations), or as a result or any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) the Corporation, its subsidiaries or affiliates, or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either DLJ Common Stock or DLJdirect Common Stock or (2) either DLJ Common Stock or DLJdirect Common Stock is not or, at any time in the future, will not be treated solely as stock of the Corporation. For purposes of rendering such opinion, tax counsel shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, tax counsel shall render an opinion only in the event of enactment.

      (c) Optional Exchange for Stock of a Subsidiary. (i) At any time at which all of the assets and liabilities of a Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Corporation (the "Group Subsidiaries"), the Board of Directors may, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of the series of Common Stock relating to such Group shall be exchanged, as the exchange date described below, for the number of fully paid and nonassessable shares of common stock of each of such Group Subsidiaries as is equal to the product of the Outstanding Interest Fraction with respect to such Group (determined as of the exchange date) and the number of shares of common stock of each such Group Subsidiary as will be outstanding immediately following such exchange. Such shares of common stock of such Group Subsidiaries may be delivered directly or indirectly through the delivery of shares of one or more of such Group Subsidiaries that own directly or indirectly all of the other shares that are deliverable pursuant to the preceding sentence.

      (ii) If the series of Common Stock being exchanged pursuant to Section
(A)(3)(c)(i) above is DLJ Common Stock and the Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group on the exchange date is greater than zero, the Corporation shall also issue a number of shares of each series of Common Stock that relates to each such Group on the exchange date equal to the then current Number of Shares Issuable with Respect to DLJ's Retained Interest in each such Group and deliver those shares to the holders of DLJ Common Stock or to one of the Group Subsidiaries, at the option of the Cooperation.

      (d) General Dividend, Exchange and Redemption Provisions. (i) If the Corporation completes a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the tenth Trading Day after the applicable Disposition Data, issue a press release specifying (w) the Net Proceeds of such Disposition, (x) the number of shares of the series of Common Stock related to such Group then outstanding, (y) the number of shares of such series of Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the range of conversion, exchange or exercise prices thereof and (z) if the Group is not DLJ, the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group. The Corporation shall, not more than 40 Trading Days after such consummation, announce by press release which of the actions specified in Section (A)(3)(a)(i) of this Article FOURTH it has determined to take, and upon making that announcement, that determination will be irrevocable. In addition, the Corporation shall, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption data or exchange data, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

            (A) if the Corporation has determined to pay a special dividend, (1) the record data for such dividend, (2) the payment data of such dividends (which cannot be more than 85 Trading Days after such Disposition Date),
      (3) the Net Proceeds of such Disposition and (4) the type of property to be paid in such dividend and thee approximate per share amount thereof;

            (B) if the Corporation has determined to undertake a redemption, (1) the data of redemption (which cannot be more than 85 Trading Days after such Disposition Date), (2) the Net Proceeds of such Disposition, (3) the type of property to be paid as a redemption price and the approximate per share amount thereof, (4) if less than all shares of the relevant series of Common Stock are to be redeemed, the approximate number of shares to be redeemed and (5) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption; and

            (C) if the Corporation has determined to undertake an exchange, (1) the date of exchange (which cannot be more than 85 Trading Days after such Disposition Date), (2) the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock and (3) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Corporation in such exchange.

      (ii) if the Corporation has determined to complete any exchange described in Section (A)(3)(b) or (c) of this Article FOURTH, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange data, send a notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the exchange data and the other terms of the exchange and (y) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

      (iii) Neither the failure to mail any notice required by this Section 3(d) to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

      (iv) If the Corporation is redeeming less than all of the outstanding shares of a series of Common Stock pursuant to Section (A)(3)(a)(i) of this Article FOURTH, the Corporation shall redeem such shares pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

      (v) No holder of shares of a series of Common Stock being exchanged or redeemed shall be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each cash without interest. If less than all of the shares of Common Stock represented by any one certificate is exchanged or redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

      (vi) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to an holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

      (vii) From and after the date set for any exchange or redemption, contemplated by this Section (A)(3), all rights of a holder of shares of Common Stock being exchanged or redeemed shall cease except for the right, upon surrender of the certificate theretofore representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record data for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged shall not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above.

      Upon such surrender, the Corporation shall pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record data occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Corporation shall, however, be entitled to treat the certificates for shares of a series of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been exchanged.

      (viii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption contemplated by this Section (A)(3); provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

      (ix) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated by this Section (A)(3) as the Board of Directors may determine to be appropriate under the circumstances.

      4. Voting Rights. At every meeting of stockholders, the holders of DLJ Common Stock will vote on all matters as to which common stockholders generally are entitled to vote. Holders of DLJdirect Common Stock will not be entitled to vote, unless a separate class vote is required by applicable law. On all such matters for which no separate vote is required, each outstanding share of DLJ Common Stock entitles the holder to one vote.

      5. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Common Stock shall be entitled to receive their proportionate interests in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities of the Corporation and payment of the liquidation preference payable to any holders of the Corporation's Preferred Stock, if any such stock is outstanding. Each share of each series of Common Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units per share of such class. Each share of DLJ Common Stock shall have one liquidation unit and each share of each other series of Common Stock shall have a number of liquidation units (including a fraction of one liquidation unit) equal to the quotient (rounded to the nearest decimal places) of the average Market Value of one share of such series of Common Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up of the Corporation or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Corporation divided by the average Market Value of one share of DLJ Common Stock during such 20 Trading Day period. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, would, alone, be deemed a liquidation, dissolution or winding-up for purposes of this Section (A)(5).

      6. Adjustments to Number of Shares Issuable with Respect to DLJ's Retained Interest in Any Group. The Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group, as in effect from time to time, shall, automatically without action by the Board of Directors or any other person, be:

            (a) adjusted in proportion to any changes in the number of outstanding shares of the series of Common Stock related to such Group caused by subdivisions (by stock split, reclassified or otherwise) or, combinations (by reverse stock split, reclassification or otherwise) of shares of such series of Common Stock or by dividends or other distributions of shares of such series of Common Stock on shares of such series of Common Stock (and, in each such case, rounded, if necessary, to the nearest whole number);

            (b) decreased by (i) if the Corporation issues any shares of the series of Common Stock related to such Group and the Board of Directors attributes that issuance (and the proceeds thereof) to DLJ, the number of shares of such series of Common Stock so issued, and (ii) if the Board of Directors re-allocates to DLJ any cash or other assets theretofore allocated to such Group in connection with a redemption of shares of the series of Common Stock that relates to such Group (as required pursuant to clause (ii) of the proviso to the definition of DLJ below) or in return for a decrease in the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group, the number (rounded, if necessary, to the nearest whole number) equal to (x) the aggregate Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation; and

            (c) increased by (i) if the Corporation repurchases any shares of the series of Common Stock related to such Group and the Board of Directors attributes that repurchase (and the consideration therefor) to DLJ, the number of shares of such series of Common Stock so repurchased and (ii) if the Board of Directors re-allocates to such Group any cash or other assets theretofore allocated to DLJ in return for an increase in the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group the number (rounded, if necessary, to the nearest whole number) equal to (x) the Fair Value of such cash or other assets divided by (y) the Market Value of one share of the series of Common Stock that relates to such Group, in each case, as of the date of such re-allocation.

      Neither the Corporation nor the Board of Directors shall take any action that would, as a result of any of the foregoing adjustments, reduce the Number of Shares Issuable with Respect to DLJ's Retained Interest in any Group to below zero, Subject to the preceding sentence, the Board of Directors may attribute the issuance of any shares of any series of Common Stock (and the proceeds therefrom) or the repurchase of any series of Common Stock (and the consideration therefor) to DLJ or to the Group to which such series of Common Stock relates, as the Board of Directors determines in its sole discretion; provided, however, that the Board of Directors must attribute to DLJ the issuance of any shares of any series of Common Stock that are issued (1) as a dividend or other distribution on, or as consideration for the repurchase of, shares of DLJ Common Stock or (2) as consideration to acquire any assets or satisfy any liabilities attributed to DLJ.

      7. Additional Definitions. As used in this Article FOURTH, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

      "All or Substantially All of the Assets" of any Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the assets of such Group.

      "Available Dividend Amount" for DLJ, on any day on which dividends are paid on shares of DLJ Common Stock, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of DLJ' s Common Stock under Delaware law if (a) DLJ and each other Group were each a single, separate Delaware corporation, (b) DLJ had outstanding (i) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of DLJ Common Stock that are then outstanding and
(ii) a number of shares of preferred stock, par value $0.01 per value, equal to the number of shares of Preferred Stock that have been attributed to DLJ and are then outstanding, (c) the assumptions about each Group that is not DLJ set forth in the next sentence were true and (d) DLJ owned a number of shares of each series of Common Stock (other than DLJ Common Stock) equal to the Number of Shares Issuable with Respect to DLJ's Retained Interest in each Group to which each such series of Common Stock relates.

      "Available Dividend Amount" for any Group other than DLJ, on any day on which dividends are paid on shares of the series of Common Stock relating to such Group, is the amount that would, immediately prior to the payment of such dividends, be legally available for the payment of dividends on shares of such series of Common Stock under Delaware law if such Group were a single, separate Delaware corporation having outstanding (a) a number of shares of common stock, par value $0.10 per share, equal to the number of shares of such series of Common Stock that are then outstanding plus the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock that have been attributed to such Group and are then outstanding.

      "Disposition" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions.

      "Disposition Date" means, with respect to any Disposition, the date of consummation of such Disposition.

      "DLJ" means (a) all of the businesses, assets and liabilities of the Corporation and its subsidiaries, other than the businesses, assets and liabilities that are part of any Group other than DLJ, (b) the rights and obligations of DLJ under any inter-Group debt deemed to be owed to or by DLJ (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors and (c) a proportionate interest in any Group other than DLJ (after giving effect to any options, Preferred Stock, other securities or debt issued or incurred by the Corporation and attributed to any Group other than DLJ) equal to the Retained Interest Fraction; provided, however, that: (i) the Corporation may re-allocate assets from one Group to another Group in return for other assets or services rendered by the other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of a series of Common Stock other than DLJ Common Stock as a dividend or other distribution on shares of such series of Common Stock (other than a dividend or distribution payable in shares of such series of Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from such Group to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

      "DLJdirect" means (a) all of the businesses, assets and liabilities of DLJdirect Holdings, Inc. and its subsidiaries, (b) the assets and liabilities of DLJdirect's online United Kingdom discount brokerage service, (c) any assets or liabilities acquired or incurred by DLJdirect Holdings, Inc. or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to DLJdirect, (d) any businesses, assets or liabilities acquired or incurred by the Corporation or any of its subsidiaries after the Effective Date that the Board of Directors has specifically allocated to DLJdirect or that the Corporation otherwise allocates to DLJdirect in accordance with policies established from time to time by the Board of Directors and (e) the rights and obligations of DLJdirect under any inter-Group debt deemed to be owed to or by DLJdirect (as such rights and obligations are defined in accordance with policies establishes from time to time by the Board of Directors); provided, however, that: (i) the Corporation may re-allocate assets from one Group to the other Group in return for other assets or services rendered by that other Group in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time, and (ii) if the Corporation transfers cash, other assets or securities to holders of shares of DLJdirect Common Stock as a dividend or other distribution on shares of DLJdirect Common Stock (other than a dividend or distribution payable in shares of DLJdirect Common Stock), or as payment in a redemption required by Section (A)(3)(a) of this Article FOURTH, then the Board of Directors shall re-allocate from DLJdirect to DLJ cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred times the Retained Interest Amount with respect to such Group as of the record date for such dividend or distribution, or on the date of such redemption, as the case may be.

      "Effective Date" means the date on which this Amended and Restated Certificate of Incorporation becomes effective under Delaware law.

      "Exempt Disposition" means any of the following:

            (a) a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders.

            (b) a Disposition to any person or entity controlled by the Corporation (as determined by the Board of Directors in its sole discretion).

            (c) a Disposition by any Group for which the Corporation receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or government rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board of Directors in its sole discretion.

            (d) a dividend, out of any Group's assets, to holders of the related series of Common Stock (and a re-allocation of a corresponding amount of such Group's assets to DLJ as required pursuant to clause (ii) of the proviso to the definition of DLJ above),

            (e) a dividend, out of DLJ's assets, to holders of DLJ Common Stock,

            (f) a Disposition by any Group other than DLJ or DLJdirect that is designated to be an "Exempt Disposition" by the Board of Directors in the resolution or resolutions authorizing the issuance of the shares of the series of common stock that relates to such Group, and

            (g) any other Disposition, if (i) at the time of the Disposition there are no shares of any series of Common Stock outstanding other than the series of Common Stock relating to the Group that consummated such Disposition, (ii) at the time of the Disposition there are no shares of the series of Common Stock relating to the Group that consummated such Disposition outstanding or (iii) before the 30th Trading Day following the Disposition the Corporation has mailed a notice stating that it is exercising its right to exchange all of the outstanding shares of the series of Common Stock relating to the Group that consummated such Disposition for newly issued shares of DLJ Common Stock as contemplated under Section 3(b) of this Article FOURTH.

      "Fair Value" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (c) in the case of other assets or securities, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

      "Group" initially means DLJ or DLJdirect; provided that if the Board of Directors authorizes the issuance of shares of a series of Common Stock other than DLJ Common Stock or DLJdirect Common Stock, the Board of Directors shall designate the assets and liabilities of DLJ to which such series of Common Stock relates, which assets and liabilities shall be an additional "Group" for all purposes of this Article FOURTH.

      "Market Capitalization" of any series of Common Stock on any date means the Market Value of a share of such series on such date times the number of shares of such series outstanding on such date. Shares issuable with respect to DLJ's retained interest in any Group shall not be considered outstanding unless and until they are in fact issued to third parties.

      "Market Value" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this sentence) paid or to be paid with respect to such capital stock shall be redeemed by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution; and provided further, if (a) the Corporation repurchases outstanding shares of any series Common Stock other than DLJ Common Stock and the Board of Directors attributes that repurchase ((and the consideration therefor) to the Group to which such series of Common Stock relates and (b) the Board of Directors determines to re-allocate to DLJ cash or other assets theretofore allocated to the Group to which such series of Common Stock relates in order to avoid a change in the Retained Interest Fraction, the "Market Value" of a share any series Common Stock other than DLJ Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to DLJ's Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of Common Stock so repurchased; and provided further, if the Corporation redeems a portion of the outstanding shares of any of series of Common Stock other than DLJ Common Stock (and the Board of Directors re-allocates to DLJ cash or other assets therefore allocated to the Group to which such series of Common Stock relates in the manner required by clause (ii) of the proviso to the definition of DLJ above, the "Market Value" of a share of such series of Common Stock used to compute the corresponding reduction in the Number of Shares Issuable with Respect to DLJ's Retained Interest in the Group to which such series of Common Stock relates will equal the Fair Value of the consideration paid per share of such series of Common Stock so redeemed.

      "Net Proceeds" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for, (a) any taxes payable by the Corporation or any subsidiary or affiliate thereof in respect of such Disposition or which would have been payable but for the utilization of tax benefits attributable to the Group not the subject of the Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than Common Stock) attributed to such Group as determined in good faith by the Board of Directors.

      "Number of Shares Issuable with Respect to DLJ's Retained Interest" means, with respect to any Group, initially the number the Board of Directors designates prior to the time the Corporation first issues shares of the series of Common Stock applicable to such Group as the number of shares of such series of Common Stock that could be issued by the Corporation for the account of DLJ in respect of its retained interest in such Group, as authorized by Section
(A)(1); provided, however, that such number as in effect from time to time shall automatically be adjusted as required by Section 6 of this Article IV(A).

      "Outstanding Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the denominator of which shall be the sum of the number of shares of the series of Common Stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

      "Publicly Traded" with respect to any security means (a) registered under
Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (b) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

      "Retained Interest Amount" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any other Group, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the number of shares of the series of common stock relating to such Group outstanding on such date.

      "Retained Interest Fraction" means (i) with respect to DLJ, at any time of determination, 1 and (ii) with respect to any Group that is not DLJ, at any time of determination, a fraction the numerator of which shall be the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group and the denominator of which shall be the sum of the number of shares of the series of common stock applicable to such Group outstanding on such date and the Number of Shares Issuable with Respect to DLJ's Retained Interest in such Group.

      "Trading Day" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

      8. Effectiveness of Sections (A)(2), (A)(3), (A)(5), (A)(6) and (A(7) of this Article FOURTH. The terms of Sections (A)(2), (A)(3), (A)(5), (A)(6) and
(A)(7) of this Article FOURTH shall apply only when there are shares of multiple series of Common Stock outstanding.

      Section B. Provisions Relating to Preferred Stock.

      The Board of Directors (or such committee of the Board of Directors as the Board of Directors shall empower) is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

      SEVENTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

      1. Election of directors need not be by ballot. The Board of Directors shall have the power to make, alter, amend and repeal the By-laws of the Corporation.

      2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holder of a majority of the stock of the Corporation at that time having voting power for the election of directors.

      3. In the event that any contract or other transaction to which this Corporation is a party would be affected by the fact that any directors or officers of this Corporation are directors, officers, creditors, stockholders, partners, or otherwise interested in any other party to such contract, or are parties to or are otherwise interested in such contract or other transaction, then, in any event, such contract or other transaction shall not be affected by such fact if such contract or other transaction shall be approved or ratified by the affirmative vote of directors who are not so interested constituting a majority of a quorum of directors present at a meeting of the Board of Directors. In the absence of actual fraud, no director or officer shall be liable to account to the Corporation for any profit realized by him from or through any such contract or other transaction of the types described above in this paragraph ratified or approved as aforesaid, by reason of his interest in any such contract or other transaction.

      Directors interested in any such contract or other transaction of the types described in the foregoing paragraph may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum to consider and vote on any such contract or other transaction.

      Any contract or other transaction that shall be approved or ratified by the vote of the holders of a majority of the stock of the Corporation at the time having voting powers for the election of directors present, in person or by proxy, at any annual or special meeting of stockholders (provided that a lawful quorum of such stockholders be there present in person or by proxy) shall, except as otherwise provided by law, be as valid and as binding upon the Corporation and upon all its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

      4. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      5. The Board of Directors shall also have power to authorize and cause to be executed and delivered mortgages and instruments of pledge, and any other instruments creating liens, on the real and personal property of the Corporation; to fix the times for the declaration and payment of dividends; to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve; and to make and determine the use and disposition of any surplus (whether capital, earned or other surplus) of net profits over and above the capital of the Corporation, and in its discretion, the Board of Directors may sue and apply any such surplus or net profits in purchasing or acquiring shares of its own stock to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient. The shares of such stock so purchased or acquired may be resold, except as otherwise provided by law.

      6. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by the General Corporation Law of the State of Delaware or herein. The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by law, by the By-Laws and otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and of any amendments thereto, and to the By-Laws.

      7. A director, or a member of any committee designated by the Board of Directors pursuant to authority hereinbefore conferred, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation. Its stockholders, its Board of Directors or any such committee, by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation. Without prejudice to the generality of the foregoing, a director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

      8. Whenever under the provisions of the laws of the State of Delaware or this Certificate of Incorporation the vote of the holders of Common Stock at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of such holders may be dispensed with and such actions may be effectively and validly taken on the written consent of the holders of not less than a majority of the shares of Common Stock then outstanding, provided that in no case shall such consent be by the holders of Common Stock having less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided, further, that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

      EIGHTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any actin, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

      (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

      IN WITNESS WHEREOF, said Donaldson, Lufkin & Jenrette, Inc. has caused this certificate to be signed by Joe L. Roby, its President and Chief Executive Officer, and attested by Marjorie White, its Secretary, this 25th day of May, 1999.

                              DONALDSON, LUFKIN & JENRETTE, INC.


                              By: /s/ Joe L. Roby
                                  ----------------------------------------------
                                  President and Chief Executive Officer
                                  Joe L. Roby

ATTEST:


By: /s/ [ILLEGIBLE]
    ----------------------
    Secretary

                                                      As amended on May 14, 1998

                                    BY-LAWS

                                       of

                       DONALDSON, LUFKIN & JENRETTE, INC.

                                    BY-LAWS

                                      -of-

                       DONALDSON, LUFKIN & JENRETTE, INC.
                       (herein called the "Corporation")

                                    -oo0oo-

                                   ARTICLE I

                                  Stockholders

      Section 1.01. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may come before it shall be held on the last Tuesday in April in each year (or if said day is a legal holiday, then on the next succeeding day not a legal holiday), or such other day as shall be fixed by the Board of Directors, at such place within or without the State of Delaware and at such time of day as shall be fixed by the Board of Directors and stated in the notice of the meeting.

      Section 1.02. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President, or by resolution of the Board of Directors and shall be called at any time by the Secretary at the request of stockholders owning 33-1/3% of the stock of the Corporation entitled to vote for the election of directors. Special meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

      Section 1.03. Notice of Meetings of Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given signed with the written, printed or facsimile signature of the Chairman of the Board, any Vice Chairman of the Board, the President, any Executive Vice President or by the Secretary of the Corporation (unless that notice shall be waived or unless the meeting is to be dispensed with in accordance with the provisions of paragraph 8 of Article Seventh of the Restated Certificate of Incorporation of the Corporation and Section 1.12 hereof) which shall state the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

      When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, except as provided by the General Corporation Law of the State of Delaware, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

      Section 1.04. Quorum. At all meetings of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business. If, however, a majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time until the requisite amount of voting stock shall be represented. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

      Section 1.05. Method of Voting. The vote upon any question before the meeting need not be by ballot. All elections and all other questions shall be decided by a plurality of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the General Corporation Law of the State of Delaware or the Certificate of Incorporation or other certificate filed pursuant to law, or these By-Laws.

      Section 1.06. Voting Rights of Stockholders and Proxies. Each stockholder of record entitled to vote in accordance with the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock entitled to vote standing in his name on the books of the Corporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Each proxy shall be valid only for the meeting in respect of which it is given and any and all adjournments thereof.

      Section 1.07. Ownership of its Own Stock. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.

      Section 1.08. Voting by Fiduciaries and Pledgors. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon.

      Section 1.09. Fixing Date for Determination of Stockholders of Record. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the General Corporation Law of the State of Delaware.

      Section 1.10. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

      Section 1.11. Stockholder's Right of Inspection. Except as may be otherwise expressly provided by the laws of the State of Delaware, the Board of Directors shall have power to keep the stock ledger, books, documents and accounts of the Corporation outside the State of Delaware. Except as otherwise expressly provided by the laws of the State of Delaware and by the Certificate of Incorporation or any amendment thereto, and except as authorized by the directors or the stockholders (a) no stockholder shall have any right to inspect any book, document or account of the Corporation and (b) the Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books, documents and accounts of the Corporation (other than the original or a duplicate stock ledger), or any of them, shall be open to the inspection of stockholders.

      The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 1.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

      Section 1.12. Consent in Lieu of Meeting. As provided in the Certificate of Incorporation, any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation, or these By-Laws, may be taken without that vote and meeting, and that vote and meeting may be dispensed with, if that corporate action has been consented to in writing by the holders of a majority (or, if with respect to a particular corporate action the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or these By-Laws specifies a greater percentage, by the holders of that percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

                                   ARTICLE II

                                   Directors

      Section 2.01. Management of Business. The business of the Corporation shall be managed by its Board of Directors. Directors need not be holders of the Common Stock of the Corporation.

      The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Corporation or otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the statutes of the State of Delaware, by the Certificate of Incorporation of the Corporation or by these By-Laws.

      Without prejudice to the generality of the foregoing, the Board of Directors, by resolution, or resolutions, may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which, any such rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. In case the shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be shares having a par value, the price or prices so to be received therefor shall not be less than the par value thereof. In case the shares of stock so to be issued shall be shares of stock without par value, the consideration therefor shall be determined in the manner provided in Section 153 of the General Corporation Law of the State of Delaware.

      Section 2.02. Number of Directors. The number of directors which shall constitute the whole Board shall consist of such number of directors as may be fixed from time to time by the stockholders or by a majority of the whole Board, provided, however, that in no case shall the number be less than three.

      Section 2.03. Election and Term. The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal.

      Section 2.04. Resignations and Removal. Any director of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

      Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors.

      Section 2.05. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors shall be elected and qualified, or until their earlier resignation or removal. When one or more directors shall resign from the Board or be removed, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

      Section 2.06. Quorum of Directors. At all meetings of the Board of Directors, one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as provided in Sections 2.05 and 2.12 hereof.

      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

      Section 2.07. Annual Meeting. The newly elected Board of Directors shall meet immediately following the adjournment of the annual meeting of stockholders in each year at the same place, within or without the State of Delaware, and no notice of such meeting shall be necessary.

      Section 2.08. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

      Section 2.09. Special Meetings. Special meetings may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President or by resolution of the Board of Directors. Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

      Special meetings of the Board of Directors shall be held upon notice to the directors or waiver thereof.

      Unless waived, notice of each special meeting of the directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than 24 hours prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

      Section 2.10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings and the writing or writings are filed with the minutes of proceedings of the Board or committee.

      Section 2.11. Compensation. Directors shall receive such fixed sums and expenses of attendance for attendance at each meeting of the Board or of any committee and/or such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 2.12. Executive Committee. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate an Executive Committee (and may discontinue the same at any time) to consist of two or more of the directors of the Corporation. The members shall be appointed by the Board and shall hold office during the pleasure of the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace an absent or disqualified member at any meeting of the Committee. The Executive Committee shall have and may exercise all the powers of the Board of Directors (when the Board is not in session) in the management of the business and affairs of the Corporation (and may authorize the seal of the Corporation to be affixed to all papers which may require it), except that the Executive Committee shall have no power (a) to elect directors; (b) to alter, amend or repeal these By-Laws or any resolution or resolutions of the directors designating an Executive Committee; (c) to declare any dividend or make any other distribution to the stockholders of the Corporation except that such Committee may declare dividends on any series of the Corporation's preferred stock; or (d) to appoint any member of the Executive Committee. Regular meetings of the Executive Committee may be held at such time and place within or without the State of Delaware, as shall from time to time be fixed by the Executive Committee and no notice thereof shall be necessary. Special meetings may be called at any time by the Chairman of the Board, any Vice Chairman of the Board, the President or the Chairman of the Executive Committee. Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person calling the meeting and stated in the notice or waiver of the meeting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of the business and the act of a majority present at which there is a quorum shall be the act of the Executive Committee. Notice of each special meeting of the Executive Committee shall be given (or waiver) in the same manner as notice of a directors' meeting.

      Section 2.13. Other Committees. The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more other committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

      Section 2.14. Advisory Directors. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, appoint one or more persons to the position of Advisory Director to serve in such position at the pleasure of the Board of Directors. The Advisory Directors shall inform and counsel the Board of Directors on such matters as the Board may deem appropriate and shall have such other responsibilities and shall perform such other duties as the Board shall assign to them, but they shall have no authority to exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Each Advisory Director shall have the privilege of attending meetings of the Board but shall do so solely as an observer. Notice of such meetings to an Advisory Director shall not be required. Each Advisory Director shall be entitled to receive such compensation, and such reimbursement for expenses of attendance at each meeting of the Board, as may be fixed or determined from time to time by the Chief Executive Officer of the Corporation. No Advisory Director shall be entitled to vote on any business coming before the Board of Directors nor shall an Advisory Director be counted as a member of the Board for the purpose of determining the number of directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever. Each Advisory Director shall be indemnified to the same extent as are directors, officers, employees and agents of the Corporation under Article Eighth of the Corporation's Restated Certificate of

Incorporation.

      Section 2.15. Absence or Disqualification of Committee Members. Notwithstanding any other provision of these By-Laws, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

                                  ARTICLE III

                                    Officers

      Section 3.01. Number. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a Chairman of the Board of Directors, a President, a Chairman of the Executive Committee, a Secretary, a Treasurer, and such number of Vice Chairmen of the Board, Managing Directors, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and other officers as the Board may from time to time determine. Any person may hold two or more offices at the same time, other than the offices of President and Secretary. The Chairman of the Board, each Vice Chairman of the Board, the President and the Chairman of the Executive Committee shall be chosen from among the Board of Directors, but other officers need not be members of such Board.

      Section 3.02. Terms of Office. The Chairman of the Board, the President, the Secretary and the Treasurer shall hold their offices until their successors are chosen and qualified, subject to the provisions of Section 3.04 hereof. All other officers shall hold office at the pleasure of the Board of Directors.

      Section 3.03. Removal. Any officers, including, upon the choosing of a successor, the Chairman of the Board, the President, the Secretary and the Treasurer, may be removed from office at any time by the Board of Directors with or without cause.

      Section 3.04. Authority. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the office held by him, and/or such other authority, duties and powers as may be assigned to him from time to time by the Board of Directors or the President. The other officers and agents, if any, shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or (except in the case of the President) by the President.

      Section 3.05. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, any Vice Chairman of the Board, the President, the Chairman of the Executive Committee, any Managing Director, any Executive Vice President, any Senior Vice President, any Vice President, and the Secretary and the Treasurer, and any such officer may in the name of and on behalf of the Corporation, take all such actions as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which this Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE IV

                                 Capital Stock

      Section 4.01. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or a Vice Chairman of the Board, or the President, or a Managing Director, or an

Executive Vice President, or a Senior Vice President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Where such certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, then the signature of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

      Section 4.02. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Delaware and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named on the certificate or by attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before the new certificate shall be issued.

      Section 4.03. Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Delaware. No transfer of stock shall be valid as against the Corporation, its stockholders and creditors for any purpose until it shall have been entered in the Stock Book, as required by these By-Laws, by an entry showing from and to whom transferred, save as expressly provided otherwise by the laws of the State of Delaware.

      Section 4.04. New Certificates. The Corporation shall issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, if the owner (1) so requests before the Corporation has notice that the shares of stock represented by that certificate have been acquired by a bona fide purchaser; (2) files with the Corporation a bond sufficient (in the judgment of the directors or the transfer agent) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of that certificate or the issuance of a new certificate; and (3) satisfies any other requirements imposed by the directors that are reasonable under the circumstances. A new certificate may be issued without requiring any bond, when, in the judgment of the directors, it is proper to do so.

      Section 4.05. Closing Transfer Books - Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 50 days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the directors are hereby authorized to fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

                                   ARTICLE V

                                 Miscellaneous

      Section 5.01. Offices. The registered office of the Corporation in the State of Delaware shall be at 100 West 10th Street, Wilmington, Delaware 19801. The Corporation may also have offices at other places within and/or without the State of Delaware.

      Section 5.02. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

      Section 5.03. Checks. All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

      Section 5.04. Fiscal Year. The fiscal year shall begin the first day of January in each year and shall end on the thirty-first day of December of such year.

      Section 5.05. Waivers of Notice; Dispensing with Notice. Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation, or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

      Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Whenever any notice whatever is required to be given under the provisions of the General Corporation Law of the State of Delaware, of the Certificate of Incorporation of the Corporation, or of these By-Laws, to any person with whom communication is made unlawful by any law of the United States of America, or by any rule, regulation, proclamation or executive order issued under any such law, then the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person; and any action or meeting which shall be taken or held without notice to any such person or without giving or without applying for a license or permit to give any such notice to any such person with whom communication is made unlawful as aforesaid, shall have the same force and effect as if such notice had been given as provided under the provisions of the General Corporation Law of the State of Delaware, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections of this title, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

      Section 5.06. Loans to and Guarantees of Obligations of Employees and Officers. The Corporation may lend money to or guaranty any obligation of, or otherwise assist any officer or other employee of the Corporation or of a subsidiary, including any officer or employee who is a director of the Corporation or a subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any other statute.

      Section 5.07. Amendment of By-Laws. These By-Laws may be altered, amended or repealed by a majority of the Directors present at any meeting of the Board of Directors.

      Section 5.08. Section Headings and Statutory References. The headings of the Articles and Sections of these By-Laws have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.

                                                                       EXHIBIT C

                              OPERATING COMMITTEE

RESOLVED, that the Board of Directors hereby amends and restates the designation and powers of the Operating Committee. The Operating Committee shall have and may exercise all the powers and authority of the Board of Directors in the management and affairs of the Corporation (and may authorize the seal of the Corporation to be affixed to all papers which may require it). including the power to declare dividends on preferred stock of the Corporation: but the Operating Committee shall have no power or authority in reference to the following:

      (a)   amending the Certificate of Incorporation of the Corporation;

      (b)   adopting an agreement of merger or consolidation;

      (c) adopting any purchase or sale agreement where the total consideration exceeds $200 million;

      (d) recommending to stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

      (e) recommending to stockholders a dissolution of the Corporation or a revocation of a dissolution;

      (f)   amending the By-Laws of the Corporation;

      (g)   electing Directors;

      (h)   altering, amending or repealing this resolution;

      (i) appointing any member of the Operating Committee, except as otherwise permitted by the By-Laws of the Corporation;

      (j)   declaring dividends on the Corporation's Common Stock;

      (k) incurring long-term indebtedness in an amount exceeding $250 million in any one transaction or series of related transactions.

RESOLVED, that the Board of Directors hereby ratifies all actions heretofore taken by the Operating Committee.

                                                                       EXHIBIT D

WHEREAS, this Committee has determined that it is in the best interest of Donaldson, Lufkin & Jenrette, Inc. (the "Corporation" or "DLJ") to amend, and extend the term of, the credit facility, (the "Facility") currently in place pursuant to that certain First Amended and Restated Credit Agreement dated as of May 29, 1998 among the Corporation, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), the lenders party thereto (the "Banks"), Chase Securities, Inc. as Arranger, The Chase Manhattan Bank (National Association) ("Chase") and DLJSC (to become Bank of America National Trust & Savings Association ("BofA") pursuant to the Second Amended and Restated Credit Agreement dated as of May 28, 1999), as Syndication Agents, The First National Bank of Chicago ("FNBC"), as Documentation Agent, DLJSC Collateral Agent and Payment Agent, and The Bank of New York ("BNY"), as Administrative Agent and Payment Agent (Chase, FNBC, BNY and DLJSC (to become BofA pursuant to the Second Amended and Restated Credit Agreement dated as of May 28, 1999) in its capacity as Syndication Agent collectively, the "Agents").

NOW, THEREFORE, BE IT RESOLVED, that the Corporation is hereby authorized to decrease the Facility to $2,500,000,000 and to borrow up to 75% of the maximum amount of the Facility from a syndicate of institutional lenders with the Agents on an unsecured basis, at such rate or rates of interest and upon such other terms and conditions as may be approved by the President, the Executive Vice President, any Senior Vice President or the Treasurer of the Corporation, and such officers are, and each of them hereby is, authorized and empowered to execute and deliver in the name and on behalf of the Corporation an appropriate agreement or agreements, note or notes evidencing such indebtedness, amendments, extensions (including but not limited to extending the Facility for one year), renewals, refinancings, or replacements of the Facility as such officers may deem necessary or advisable, such approval and the appropriateness of such agreement or agreements to be conclusively presumed by the execution thereof by such officer; and

RESOLVED, that the actions of such officers identified above, and any other officers of the Corporation designated by such officer as have been taken to negotiate and execute such agreements and notes prior to the date of this resolution, including without limitation the negotiation and execution of a Second Amended and Restated Credit Agreement dated as of May 28, 1999, is hereby consented to, ratified, and confirmed as if taken pursuant to this resolution; and

RESOLVED, that such officers referred to in the prior resolution of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation, to execute and deliver any and all such other documents, papers, or instruments and to do or cause to be done any and all such acts and things as such officer may deem necessary or advisable in order to carry out the purposes and intent of the foregoing resolution; and

RESOLVED, that the Secretary and any Senior Vice President of the Corporation are hereby authorized to certify to any lender or other appropriate party any form of resolution such person may require relating to the foregoing matters and within the scope of authority granted the foregoing resolutions, and the Secretary is hereby directed to insert a copy of any such resolution so certified with this consent, upon which such resolution shall be deemed to have been adopted by this Committee in the form so certified.

                                        Exhibit E
                                        to the Certificate of Secretary of
                                        Donaldson, Lufkin & Jenrette, Inc.


                     DONALDSON, LUFKIN & JENRETTE, INC.

Charles J. Hendrickson                       /s/ Charles J. Hendrickson
                                             --------------------------------

William L. Spiro                             /s/ William L. Spiro
                                             --------------------------------

William M. Tomai                             /s/ William M. Tomai
                                             --------------------------------

Karen Vernamonti                             /s/ Karen Vernamonti
                                             --------------------------------